UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 26, 2007

Centennial Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 300 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  303-296-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.*

Item 7.01         Regulation FD Disclosure.*

Daniel M. Quinn, President and Chief Executive Officer of Centennial Bank Holdings, Inc., will make a presentation on Tuesday, November 27, 2007 at 10:00 a.m. Eastern Time at the FBR Capital Markets Investor Conference to be held at the Grand Hyatt Hotel in New York, New York.

Media representatives, analysts and the public are invited to view Mr. Quinn’s presentation via webcast. A link to the webcast will be available on the FBR Capital Markets website at www.fbrcapitalmarkets.com. A copy of the presentation materials is attached as Exhibit 99.1 of this Form 8-K. The presentation is also available on the company’s website at www.cbhi.com under the section entitled “Presentations”.

Item 9.01         Financial Statements and Exhibits.*

(d) Exhibits.

The following exhibit is being furnished herewith:

99.1         Copy of presentation Centennial Bank Holdings, Inc. intends to provide to current and prospective investors on November 27, 2007 at the 2007 FBR Capital Markets Investor Conference in New York, New York.

* The information furnished under Items 2.02, 7.01 and 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of Centennial Bank Holdings, Inc. under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Executive Vice President, General Counsel and Secretary

Date:  November 26, 2007